Exhibit 99.1

DreamWorks Animation SKG Announces

Pricing of Secondary Offering of Class A Common Stock

Offering Results in Allocation of Shares in Holdco Partnership

Glendale, California—November 15, 2006—DreamWorks Animation SKG, Inc. (NYSE: DWA) announced today that certain stockholders have executed a block trade of shares of Class A common stock with Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. pursuant to the $330 million shelf registration statement filed by the Company with the Securities and Exchange Commission this morning. In connection with the transaction, the selling stockholders and the Company have entered into an underwriting agreement with Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. pursuant to which an aggregate of 11,580,964 shares of Class A common stock will be sold by affiliates of Paul Allen, Lee Entertainment L.L.C. and Viacom Inc. (or on their behalf). This transaction constitutes the follow-on secondary offering contemplated by the agreements entered into at the time of the Company’s initial public offering, and has resulted in the allocation of shares in the Holdco partnership established at the time of the Company’s initial public offering among entities controlled by Paul Allen, Jeffrey Katzenberg, David Geffen, Steven Spielberg and others. None of the Company, Steven Spielberg, Jeffrey Katzenberg or David Geffen are selling any shares in the offering, and the Company will not receive any proceeds from the offering. Each of Steven Spielberg, Jeffrey Katzenberg and David Geffen has agreed to purchase $10 million of shares from the underwriters in the offering. The offering is expected to close on November 20, 2006, subject to customary closing conditions.

The offering is being made by means of a prospectus, a copy of which, when available, may be obtained from Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad St., New York, NY 10004, Fax: (212) 902-9316, or email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of common stock in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About DreamWorks Animation SKG

DreamWorks Animation is principally devoted to developing and producing computer generated, or CG, animated feature films. The Company has theatrically released a total of 13 animated feature films, including Antz, Shrek, Shrek 2, Shark Tale, Madagascar, Wallace & Gromit: The Curse of the Were-Rabbit, Over the Hedge and Flushed Away.

CONTACTS:

Investors:	Media:
Rich Sullivan DreamWorks Animation Investor Relations (818) 695-3900 ir@dreamworksanimation.com	Bob Feldman DreamWorks Animation Corporate Communications (818) 695-6677 befeldman@dreamworksanimation.com

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements, as does the statement concerning the expected closing date for the offering. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the transition to a new distribution and servicing partner, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.